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                      DIRECTORS/TRUSTEES POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

        Each of the undersigned, as directors and trustees of the below listed open-end investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange
Commission:

                                                                        1933 Act              1940 Act
                                                                       Reg. Number           Reg. Number
                                                                       -----------           -----------
        RiverSource Bond Series, Inc.                                  2-72174               811-3178
        RiverSource California Tax-Exempt Trust                        33-5103               811-4646
        RiverSource Dimensions Series, Inc.                            2-28529               811-1629
        RiverSource Diversified Income Series, Inc.                    2-51586               811-2503
        RiverSource Equity Series, Inc.                                2-13188               811-772
        RiverSource Global Series, Inc.                                33-25824              811-5696
        RiverSource Government Income Series, Inc.                     2-96512               811-4260
        RiverSource High Yield Income Series, Inc.                     2-86637               811-3848
        RiverSource Income Series, Inc.                                2-10700               811-499
        RiverSource International Managers Series, Inc.                333-64010             811-10427
        RiverSource International Series, Inc.                         2-92309               811-4075
        RiverSource Investment Series, Inc.                            2-11328               811-54
        RiverSource Large Cap Series, Inc.                             2-38355               811-2111
        RiverSource Managers Series, Inc.                              333-57852             811-10321
        RiverSource Market Advantage Series, Inc.                      33-30770              811-5897
        RiverSource Money Market Series, Inc.                          2-54516               811-2591
        RiverSource Retirement Series Trust                            333-131683            811-21852
        RiverSource Sector Series, Inc.                                33-20872              811-5522
        RiverSource Selected Series, Inc.                              2-93745               811-4132
        RiverSource Short Term Investments Series, Inc.                                      811-21914
        RiverSource Special Tax-Exempt Series Trust                    33-5102               811-4647
        RiverSource Strategic Allocation Series, Inc.                  2-93801               811-4133
        RiverSource Strategy Series, Inc.                              2-89288               811-3956
        RiverSource Tax-Exempt Series, Inc.                            2-57328               811-2686
        RiverSource Tax-Exempt Income Series, Inc.                     2-63552               811-2901
        RiverSource Tax-Exempt Money Market Series, Inc.               2-66868               811-3003
        RiverSource Variable Portfolio-Income Series, Inc.             2-73113               811-3219
        RiverSource Variable Portfolio-Investment Series, Inc.         2-73115               811-3218
        RiverSource Variable Portfolio-Managed Series, Inc.            2-96367               811-4252
        RiverSource Variable Portfolio-Managers Series, Inc            333-61346             811-10383
        RiverSource Variable Portfolio-Money Market Series, Inc.       2-72584               811-3190
        RiverSource Variable Portfolio-Select Series, Inc.             333-113780            811-21534




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hereby constitutes and appoints Steven R. Lewis, Jr., any other member of the
Boards who is not an interested person of the investment manager, and Scott R. Plummer or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

        Dated the 5th day of December, 2006.



/s/ Arne H. Carlson                          /s/ Stephen R. Lewis, Jr.
-----------------------------------          -----------------------------------
Arne H. Carlson                              Stephen R. Lewis, Jr.

/s/ Kathleen A. Blatz                        /s/ Catherine James Paglia
-----------------------------------          -----------------------------------
Kathleen A. Blatz                            Catherine James Paglia

/s/ Patricia M. Flynn                        /s/ Vikki L. Pryor
-----------------------------------          -----------------------------------
Patricia M. Flynn                            Vikki L. Pryor

/s/ Anne P. Jones                            /s/ Alison Taunton-Rigby
-----------------------------------          -----------------------------------
Anne P. Jones                                Alison Taunton-Rigby

/s/ Jeffrey Laikind                          /s/ William F. (Ted) Truscott
-----------------------------------          -----------------------------------
Jeffrey Laikind                              William F. (Ted) Truscott